                                                                 Exhibit (a)(iv)

                                                                  EXECUTION COPY

                              AMENDED AND RESTATED

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                             WT INVESTMENT TRUST I,

                       formerly, Kiewit Investment Trust,

                            a Delaware Business Trust



                            Effective March 15, 2002

                                Table of Contents

ARTICLE I Name and Definitions................................................................      1

   Section 1.1.      Name.....................................................................      1
   Section 1.2.      Definitions..............................................................      1

ARTICLE II Purpose of Trust...................................................................      3

ARTICLE III Interests.........................................................................      3

   Section 3.1.      Interests................................................................      3
   Section 3.2.      Establishment and Designation of Interests...............................      4
   Section 3.3.      Relative Rights and Preferences..........................................      4
   Section 3.4.      Ownership of Interests...................................................      6
   Section 3.5.      Investments in the Trust.................................................      6
   Section 3.6.      Status of Interests and Limitation of Personal Liability.................      6
   Section 3.7.      Actions Affecting Series.................................................      7
   Section 3.8.      Series Established as a Partnership......................................      7

ARTICLE IV The Board of Trustees..............................................................      7

   Section 4.1.      Number...................................................................      7
   Section 4.2.      Election and Tenure......................................................      7
   Section 4.3.      Effect of Death, Resignation, etc. of a Trustee..........................      8
   Section 4.4.      Trustee Compensation.....................................................      8

ARTICLE V Power of the Trustees...............................................................      8

   Section 5.1.      Management of the Trust..................................................      8
   Section 5.2.      Action by Written Consent................................................      8
   Section 5.3.      Powers of the Trustees...................................................      8
   Section 5.4.      Payment of Expenses by the Trust.........................................     12
   Section 5.5.      Ownership of Assets of the Trust.........................................     12
   Section 5.6.      Issuance and Repurchase of Interests.....................................     12
   Section 5.7.      Power of Board of Trustees to Change Provisions Relating to Interests....     12

ARTICLE VI Service Contracts..................................................................     13

   Section 6.1.      Investment Manager.......................................................     13
   Section 6.2.      Principal Underwriter....................................................     13
   Section 6.3.      Other Service Contracts..................................................     13
   Section 6.4.      Validity of Contracts....................................................     13

ARTICLE VII Holders' Voting Powers and Meetings...............................................     14

   Section 7.1.      Voting Powers............................................................     14
   Section 7.2.      Voting Power and Meetings................................................     14


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
   Section 7.3.      Quorum and Required Vote.................................................     14
   Section 7.4.      Action by Written Consent................................................     14
   Section 7.5.      Record Dates.............................................................     15

ARTICLE VIII Capital Accounts, Net Asset Value, Distributions, and Redemptions................     15

   Section 8.1.      Book Capital Accounts....................................................     15
   Section 8.2.      Allocations for Tax Purposes.............................................     15
   Section 8.3.      Determination of Net Asset Value, Net Income, and Distributions..........     16
   Section 8.4.      Redemptions and Repurchases..............................................     16
   Section 8.5.      Redemptions at the Option of the Trust...................................     16
   Section 8.6.      Transfer of Interests....................................................     17

ARTICLE IX Limitation of Liability............................................................     17

   Section 9.1.      Indemnification and Limitation of Liability..............................     17
   Section 9.2.      Trustee's Good Faith Action, Expert Advice, No Bond or Surety............     17
   Section 9.3.      Liability of Third Persons Dealing with Trustees.........................     18
   Section 9.4.      Insurance................................................................     18

ARTICLE X Termination and Merger..............................................................     18

   Section 10.1.        Termination of Trust or Series........................................     18
   Section 10.2.        Merger and Consolidation..............................................     18

ARTICLE XI Miscellaneous......................................................................     19

   Section 11.1.        Amendments............................................................     19
   Section 11.2.        Filing of Copies......................................................     19
   Section 11.3.        References and Headings...............................................     19
   Section 11.4.        Applicable Law........................................................     19
   Section 11.5.        Provisions in Conflict with Law or Regulations........................     19
   Section 11.6.        Business Trust Only...................................................     20
   Section 11.7.        Counterparts..........................................................     20

                              AMENDED AND RESTATED

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                              WT INVESTMENT TRUST I

                       (formerly, Kiewit Investment Trust)

            The Agreement and Declaration of Trust of Kiewit Investment Trust (the "Trust"), dated as of February 19, 1997, is hereby amended and restated as of March 15, 2002, among the individuals listed on the signatory page attached hereto (each, a "Trustee") and each person who becomes a Holder in accordance with the terms hereinafter set forth.

            WHEREAS, pursuant to Section 1.1, the Trustees are authorized to conduct the business of the Trust under any name that they may determine;

            WHEREAS, the Trustees have determined that the business of the Trust shall be conducted under the name of "WT Investment Trust I" and that a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on October 20, 1998 to change the name of the Trust from "Kiewit Investment Trust" to "WT Investment Trust I";

            WHEREAS, the Trustees desire to amend and restate the Agreement and Declaration of Trust;

            NOW, THEREFORE, the Trustees do hereby declare that all money and property contributed to the trust hereunder shall be held and managed in trust under this Agreement and Declaration of Trust, as amended and restated, for the benefit of the Holders as set forth below.

                                   ARTICLE I

                              NAME AND DEFINITIONS

            Section 1.1. Name. This trust shall be known as "WT Investment Trust I" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

            Section 1.2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

                  1.2.1. "Book Capital Account" shall mean the Book Capital Account of a Holder with respect to such Holder's Interests in any Series of the Trust, as established and adjusted in accordance with Section 8.1 hereof.

                  1.2.2. "By-Laws" shall mean the By-Laws of the Trust as amended from time to time.

                  1.2.3. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  1.2.4. "Declaration of Trust" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time.

                  1.2.5. "Delaware Act" refers to the Delaware Business Trust Act, 12 Del. C. Section 3801 et seq., as such Act may be amended from time to time.

                  1.2.6. "Commission" shall mean the Securities and Exchange Commission.

                  1.2.7. "General Assets" shall have the meaning set forth in
Section 3.3.1 hereof.

                  1.2.8. "Holder" shall mean a record owner of Interests of a Series of the Trust.

                  1.2.9. "Interests" shall mean the beneficial interests of each Holder in the profits, losses, distributions, capital and assets of a Series of the Trust.

                  1.2.10. "Interested Person" shall have the meaning set forth in Section 2(a)(19) of the 1940 Act.

                  1.2.11. "Investment Manager" or "Manager" means a party furnishing services to the Trust pursuant to any contract described in Section
6.1 hereof.

                  1.2.12. "Percentage Interest" shall mean with respect to each Holder of interests in a Series, the ratio of the Book Capital Account of such Holder to the total of the Book Capital Accounts of all Holders of such Series.

                  1.2.13. "Person" shall mean and include any of the following: individuals, corporations, partnerships, trusts, foundations, plans, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

                  1.2.14. "Principal Underwriter" shall have the meaning set forth in Section (2)(a)(29) of the 1940 Act.

                  1.2.15. "Series" refers to each separate series of the Trust as provided in Section 3806(b)(2) of the Delaware Act, and as established and designated under or in accordance with the provisions of Article III hereof.

                  1.2.16. "Trust" refers to the Delaware business trust established by this Declaration of Trust.

                  1.2.17. "Trustees" refers to the persons who have signed this Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

                  1.2.18. "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust, each and every asset of which shall be allocated and belong to a specific Series of the Trust to the exclusion of all other Series.

                  1.2.19. "1940 Act" refers to the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, each as amended from time to time. References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees.

                                   ARTICLE II

                                PURPOSE OF TRUST

            The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act through one or more Series investing primarily in securities and to carry on such other business as the Trustees may from time to time determine pursuant to authority under this Declaration of Trust.

                                  ARTICLE III

                                    INTERESTS

            Section 3.1. Interests.

                  3.1.1. The beneficial interest in each Series of the Trust shall at all times be divided into an unlimited number of Interests, with no par value. All Interests shall be validly issued, fully paid and nonassessable when issued for such consideration as the Trustees shall determine.

                  3.1.2. Pursuant to Section 3806(b) of the Delaware Act, the Trustees shall have authority, from time to time, to establish Interests of a Series, each of which shall be separate and distinct from the Interests in any other Series. The Series shall include, without limitation, those Series specifically established and designated in Section 3.2.1 hereof, and such other Series as the Trustees may deemed necessary or desirable. The Trustees shall have exclusive power, without the requirement of Holder approval, from time to time, to establish and designate such separate and distinct Series, and, subject to the provisions of this Declaration and the 1940 Act, to fix and determine the rights of Holders of Interests in such Series.

                  3.1.3. This Trust is a series trust pursuant to Sections 3804(a) and 3806(b) of the Delaware Act, and each Series shall be a separate series of the Trust within the meaning of Section 3806(b)(2) of the Delaware Act. As such, separate and distinct records shall be maintained for each Series and the assets of the Trust associated with each Series shall be held and accounted for separately from the other assets of the Trust or any other Series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series nor shall the assets of any Series be charged with the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to another Series, or, except as otherwise provided herein, the Trust generally.

            Section 3.2. Establishment and Designation of Interests.

                  3.2.1. The Trust shall consist of one or more separate and distinct Series, each with an unlimited number of Interests unless otherwise specified. The Trustees hereby establish and designate the Series listed on Schedule A attached hereto and made a part hereof. Each additional Series shall be established by the adoption of a resolution adopted by a majority of the Trustees. Each such resolution is incorporated herein by this reference and made a part of the Declaration of Trust whether or not expressly stated in such resolution, and shall be effective upon the occurrence of both (i) the date stated therein (or, if no such date is stated, upon the date of such adoption) and (ii) the execution of an amendment either to this Declaration of Trust or to Schedule A hereto establishing and designated such additional Series.

                  Section 3.3. Relative Rights and Preferences. Interests of each Series established pursuant to Section 3.2, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

                  3.3.1. Assets Held with Respect to a Particular Series.

                        (a) Specific Assets. All consideration received by the Trust for the issue or sale of Interests of a Series, including distributions paid by, and reinvested in, such Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors of such Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series.

                        (b) General Assets. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Holders of all Series for all purposes in absence of manifest error.

                  3.3.2. Liabilities Held with Respect to a Particular Series.

                        (a) Specific Liabilities. The assets of the Trust held with respect to each Series shall be charged with the liabilities of the Trust with respect to such Series and all expenses, costs, charges and reserves attributable to such Series, and any general liabilities of the Trust which are not readily identifiable as being held in respect of a Series shall be allocated and charged by the Trustees to and among any one or more Series in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable.

                        (b) General Liabilities. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as "liabilities held with respect to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Holders of all Series for all purposes in absence of manifest error.

            All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to a Series, shall look exclusively to the assets held with respect to such Series for payment of such credit, claim, or contract. None of the debts, liabilities, obligations and expenses incurred, contracted or otherwise existing with respect to the Trust generally that have not been allocated to a specified Series, or with respect to any other Series, shall be enforceable against the assets of such specified Series. Each creditor, claimant and contracting party shall be deemed nevertheless to have agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the contractual relationship.

                  3.3.3. Distributions, Redemptions, and Repurchases. Holders of any Series shall be entitled to receive distributions, when, if and as declared with respect thereto in the manner provided in Section 8.3 hereof. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Holders in absence of manifest error. No Interest shall have any priority or preference over any other Interest of the same Series with respect to distributions of the Trust or otherwise. All distributions shall be made ratably among all Holders of a Series from the assets held with respect to such Series according to the Percentage Interests of the Holders of such Series on the record date for any distribution or on the date of termination of the Trust, as the case may be. No distribution including, without limitation, any distribution paid upon termination of the Trust or of any Series with respect to, or any redemption or repurchase of, the Interests of any Series shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Holder of any Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Holder has such a right or claim hereunder as a Holder of such other Series.

                  3.3.4. Voting. Each Interest shall have voting rights as provided in Article VII hereof. On each matter submitted to a vote of the Holders of a Series, each Holder shall be entitled to a proportionate vote based upon such Holder's Percentage Interest in such Series. As to any matter which affects the Interests of more than one Series, the Holders of each affected Series shall be entitled to a proportionate vote based upon such Holder's Percentage

Interest, which in such case shall be the ratio of the Book Capital Account of such Holder to the total of the Book Capital Accounts of all Holders of all affected Series.

                  3.3.5. Exchange Privilege. The Trustees shall have the authority to provide that the Holders of any Series shall have the right to exchange such Interests for Interests of one or more other Series in accordance with such requirements and procedures as may be established by the Trustees.

                  3.3.6. Transferability. The Trustees shall have the authority to provide that the Interests of a Series are non-transferable.

                  3.3.7. Preemptive Rights. Holders shall have no preemptive or other right to subscribe to any additional Interests or other securities issued by the Trust or any Series.

            Section 3.4. Ownership of Interests. The ownership of Interests shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Interests of each Series. No certificates evidencing the ownership of Interests shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Interests of each Series and similar matters and, by resolution, may restrict the transfer of Interests of a Series. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Holders of Interests of each Series and as to the Book Capital Account of each Holder of Interests of a Series.

            Section 3.5. Investments in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. Each investment shall be credited to the Holder's Book Capital Account as provided in Section
8.1 hereof.

            Section 3.6. Status of Interests and Limitation of Personal Liability. Interests shall be deemed to be personal property giving only the rights provided in this Declaration of Trust, the By-Laws of the Trust and the resolutions of the Board of Trustees. Every Holder by virtue of having become a Holder shall be held to have expressly assented and agreed to the terms thereof. The death of a Holder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Holder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but shall entitle such representative only to the rights of said deceased Holder under this Declaration of Trust. Ownership of Interests shall not entitle a Holder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Interests constitute the Holders as partners or joint venturers except as specifically provided for pursuant to
Article III herein or by resolution of the Board of Trustees. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Holder, or to call upon any Holder for the payment of any sum of money or assessment whatsoever other than such as the Holder may at any time agree to pay.

            Section 3.7. Actions Affecting Series. Subject to the right of Holders, if any to vote pursuant to Section 7.1, the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Holders of any Series to fix or change such preferences, voting powers, rights and privileges of any Series, as the Trustees may from time to time determine, including any change that may adversely affect a Holder; to divide or combine the Interests of any Series into a greater or lesser number; to classify into one or more Series; and to take such other action with respect to the Interests as the Trustees may deem desirable. A Series may issue any number of Interests but need not issue any Interests. At any time that there are no outstanding Interests of any particular Series previously established and designated, the Trustees may abolish that Series and the establishment or and designation thereof.

            Section 3.8. Series Established as a Partnership. Each Series of the Trust is intended to be classified as a partnership for federal and state income tax purposes. A Book Capital Account shall be established for each Holder of Interests of a Series, and shall be adjusted from time to time in accordance with Section 8.1 hereof.

                                   ARTICLE IV
                              THE BOARD OF TRUSTEES

            Section 4.1. Number. The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15).

            Section 4.2. Election and Tenure. Subject to the requirements of
Section 16(a) of the 1940 Act, the Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees and remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of competent jurisdiction, or is removed. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages or other payment on account of such removal. Any Trustee may be removed at any meeting of Holders by a vote of Holders owning in the aggregate a two-thirds percentage interest of the Trust, which percentage interest in such case shall be the ratio of the Book Capital Account of such Holders to the total of the Book Capital Accounts of all Holders of all Series of the Trust. A meeting of Holders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of Holders owning a percentage interest of 10% or more of the Trust in the aggregate, which percentage interest in such case shall be the ratio of the Book Capital Account of such Holders to the total of the Book Capital Accounts of all Holders of all Series of the Trust.

            Section 4.3. Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Section 4.2, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.

            Section 4.4. Trustee Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust. They may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.

                                   ARTICLE V
                              POWER OF THE TRUSTEES

            Section 5.1. Management of the Trust. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegations as may be permitted by this Declaration of Trust. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possession of the United Sates of America, and in any and all foreign jurisdictions and to do all such other things and execute any and all such instruments that they may consider desirable, necessary or appropriate in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive . In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Trustees and unless otherwise specified herein or required by the 1940 Act or other applicable law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office or a majority of any duly constituted committee of Trustees. The enumeration of any specific power in this Declaration of Trust shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court or other authority.

            Section 5.2. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting if all members of the Board of Trustees or committee (as the case may be) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Trustees, or committee, except as otherwise provided in the 1940 Act.

            Section 5.3. Powers of the Trustees. Without limiting the provisions of Section 5.1, the Trust shall have power and authority:

            5.3.1. To operate as, and to carry on the business of, an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

            5.3.2. To invest and reinvest cash and cash items, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of all types of securities, futures contracts and options thereon, and forward currency contracts of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality or organization, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, futures contracts and options thereon, and forward currency contracts, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

            5.3.3. To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

            5.3.4. To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

            5.3.5. To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

            5.3.6. To hold any security or property in a form not indicating that it is Trust Property, whether in bearer, book entry, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to the applicable provisions of the 1940 Act;

                  5.3.7. To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

                  5.3.8. To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

                  5.3.9. To litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Trust or a Series, or any matter in controversy, including but not limited to claims for taxes;

                  5.3.10. To enter into joint ventures, general or limited partnerships and any other combinations or associations;

                  5.3.11. To borrow funds or other property in the name of the Trust or Series exclusively for Trust purposes;

                  5.3.12. To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

                  5.3.13. Subject to Article IX, to purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary, desirable or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its Series investments, and insurance policies insuring the Holders, Trustees, officers, employees, agents, Investment Manager, principal underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Interests, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Manager, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence;

                  5.3.14. Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series or to apportion the same between or among two or more Series, provided that any liabilities or expenses incurred by a particular Series shall be payable solely out of the assets of that Series;

                  5.3.15. To adopt, establish and carry out pension, profit-sharing, Interest bonus, Interest purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust

                  5.3.16. To adopt, amend and repeal By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust;

                  5.3.17. To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

                  5.3.18. To appoint from their own and establish and terminate one or more committees consisting of two or more Trustees who may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine and to adopt a committee charter providing for such responsibilities;

                  5.3.19. To employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank,

                  5.3.20. To retain a transfer agent or a Holder servicing agent, or both;

                  5.3.21. To provide for the issuance and distribution of Interests by the Trust directly or through one or more Principal Underwriters or otherwise;

                  5.3.22. To set record dates for the determination of Holders with respect to various matters; declare and pay distributions to Holders of each Series from the assets of such Series;

                  5.3.23. To establish from time to time separate and distinct Series with separately defined investment objectives and policies and distinct investment purpose in accordance with Article III hereof;

                  5.3.24. To interpret the investment policies, practices or limitations of any Series;

                  5.3.25. To establish, from time to time, a minimum investment for Holders in the Trust or in one or more Series, or to require the redemption of the Interests of any Holder whose investment is less than such minimum upon giving notice to such Holder or in accordance with Section 8.5;

                  5.3.26. To delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or servicing agents, Investment Manager or Principal Underwriter.

                  5.3.27. In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power set forth herein, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising from the businesses, purposes, objects or powers set forth above.

            The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

            Section 5.4. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or Series, or partly out of the principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Series, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, Investment Manager, Principal Underwriter, auditors, counsel, custodian, transfer agent, servicing agents, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

            Section 5.5. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. Upon the resignation, incompetency, bankruptcy, removal, or death of a Trustee he or she shall automatically cease to have any such title in any of the Trust Property, and the title of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. The Trustees may determine that the Trust or the Trustees, acting for and on behalf of the Trust, shall be deemed to hold beneficial ownership of any income earned on the securities owned by the Trust, whether domestic or foreign.

            Section 5.6. Issuance and Repurchase of Interests. The Trustees shall have the power to issue, sell, transfer, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, or other wise deal in Interests and, subject to applicable law and the provisions set forth in Section
3.3 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Interests any funds or property of the Trust, or any assets belonging to the particular Series, with respect to which such Interests are issued.

            Section 5.7. Power of Board of Trustees to Change Provisions Relating to Interests. Notwithstanding any other provision of this Declaration of Trust to the contrary, and without limiting the power of the Board of Trustees to amend the Declaration of Trust, the Board of Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in their sole discretion, without the need for action by any Holder, so as to add to, delete, replace or otherwise modify any provisions relating to the Interests contained in this Declaration of Trust, provided that before adopting any such amendment without approval of the Holders, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Holders or that approval of the Holders is not required by the 1940 Act or other applicable law. If Interests have been issued, approval of the Holders shall be required to adopt any amendments to this Declaration of Trust which would adversely affect to a material degree the rights and preferences of the Interests of any Series or to increase or decrease the par value of the Interests of any Series.

                                   ARTICLE VI

                                SERVICE CONTRACTS

            Section 6.1. Investment Manager. The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series with any Person; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Investment Manager to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments, and such other responsibilities as may specifically be delegated to such Person.

            The Trustees may authorize the Investment Manager to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the Investment Manager, and upon such terms and conditions, as may be agreed among the Trustees, the Investment Manager and sub-adviser. Any reference in this Declaration of Trust to the Investment Manager shall be deemed to include such sub-advisers, unless the context otherwise requires.

            Section 6.2. Principal Underwriter. The Trustees may also, at any time and from time to time, contract with any Persons, appointing such Persons exclusive or nonexclusive distributor or Principal Underwriter for the Interests of one or more of the Series or other securities to be issued by the Trust. Every such contract may contain such other terms as the Trustees may determine.

            Section 6.3. Other Service Contracts. The Trustees are also empowered, at any time and from time to time, to contract with any Persons, appointing such Person(s) to serve as custodian(s), transfer agent and/or Holder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such terms as may be required by the Trustees. The Trustees are further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

            Section 6.4. Validity of Contracts. The fact that:


                        (a) any of the Holders, Trustees, or officers of the Trust is a Holder, director, officer, partner, trustee, employee, Manager, adviser, Principal Underwriter, distributor, or affiliate or agent of or for any Person with which an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, Holder servicing or other type of service contract may be made, or

                        (b) any Person with which an advisory, management or administration contract or Principal Underwriter's or distributor's contract, or transfer, Holder servicing or other type of service contract may be made also has an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, Holder servicing or other service contract, or has other business or interests with any other Person, shall not affect the validity of any such contract or disqualify any Holder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Holders, provided approval of each such contract is made pursuant to the applicable requirements of the 1940 Act.

                                  ARTICLE VII

                       HOLDERS' VOTING POWERS AND MEETINGS

            Section 7.1. Voting Powers. Subject to the provisions of Section 3.3.4, the Holders shall have right to vote only (i) for removal of Trustees as provided in Section 4.2 hereof, and (ii) with respect to such additional matters relating to the Trust as may be required by the applicable provisions of the 1940 Act, including Section 16(a) thereof, (iii) with respect to matters specified in Section 10.3, and (iv) on such other matters as the Trustees may consider necessary or desirable. Each Holder shall be entitled to a proportionate vote as provided in Section 3.3.4 hereof. There shall be no cumulative voting in the election of Trustees. Interests may be voted in person or by proxy. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

            Section 7.2. Voting Power and Meetings. Meetings of the Holders may be called by the Trustees for the purposes described in Section 7.1. A meeting of Holders may be held at any place designated by the Trustees. Written notice of any meeting of Holders shall be given or caused to be given by the Trustees by delivering personally or mailing such notice at least seven (7) days before such meeting, postage prepaid, stating the time and place of the meeting, to each Holder at the Holder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Holder under this Declaration of Trust, a written waiver thereof, executed before or after the meeting by such Holder or his or her attorney thereunto authorized and filed with the records of the meeting, or actual attendance at the meeting of Holders in person or by proxy, shall be deemed equivalent to such notice.

            Section 7.3. Quorum and Required Vote. Except when a larger quorum is required by the applicable provisions of the 1940 Act, a quorum at a meeting shall consist of Holders of forty percent (40%) of the percentage interests of Holders entitled to vote on a matter. Any meeting of Holders may be adjourned from time to time by a vote of a Holders of a majority of the percentage interests cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. Subject to the provisions of Section 3.3.4 and the applicable provisions of the 1940 Act, when a quorum is present at any meeting, a vote of a majority of the percentage interests of Holders representing the quorum shall decide any questions except only a plurality vote shall be necessary to elect Trustees.

            Section 7.4. Action by Written Consent. Any action taken by Holders may be taken without a meeting if Holders holding a majority of the percentage interests entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the By-Laws) and holding a majority (or such larger proportion as aforesaid) of the percentage interests of any Series entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Holders. Such consent shall be treated for all purposes as a vote taken at a meeting of Holders.

            Section 7.5. Record Dates. For the purpose of determining the Holders who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may fix a time, which shall be not more than ninety (90) days before the date of any meeting of Holders, as the record date for determining the Holders having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Holders of record on such record date shall have such right, notwithstanding any transfer of Interests on the books of the Trust after the record date. For the purpose of determining the Holders who are entitled to receive payment of any distribution, the Trustees may fix a date, which shall be before the date for the payment of such distribution, as the record date for determining the Holders having the right to receive such distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series.

                                  ARTICLE VIII

        CAPITAL ACCOUNTS, NET ASSET VALUE, DISTRIBUTIONS, AND REDEMPTIONS

            Section 8.1. Book Capital Accounts.

                  8.1.1. A capital account shall be established for each Holder on the books of the Series in which an Interest is owned ("Book Capital Account"). The Book Capital Accounts of Holders with respect to each Series shall be determined and adjusted on such days and at such time or times as the Trustees may determine, consistent with the requirements of the 1940 Act, and in accordance with Section 704(b) of the Code and Treasury Regulations promulgated thereunder (and any successor provision thereto).

                  8.1.2. All income, gains and losses of each Series shall be allocated among the Holders of Interests in such Series, in accordance with their respective Percentage Interests.

                  8.1.3. Notwithstanding the foregoing, in the event that the Trustees determine (after taking into account any distributions to be made to such Holder during the taxable year) that any allocation would produce a deficit in the Book Capital Account of such Holder, the portion of such allocation that would create a deficit shall instead be allocated pro rata to the book capital accounts of the remaining Holders (subject to the same limitation).

                  Section 8.2. Allocations for Tax Purposes. The Trustees shall allocate items of taxable income, gain, loss and deduction with respect to each Series to Holders of the Interests in such Series in accordance with their Percentage Interests, except that (1) where the book value of assets differs from their adjusted tax basis, the Trustees shall make allocations for tax purposes using any permissible method under Section 704(c) of the Code and the Treasury Regulations thereunder, and (2) the Trustees shall make allocations for tax purposes to take account of the varying interests of the Holders during a taxable year using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

            Section 8.3. Determination of Net Asset Value, Net Income, and Distributions. The Trustees, in their absolute discretion, may prescribe and shall set forth in the By-laws or in a duly adopted resolution of the Trustees such bases and time for determining the net asset value of the Interests of any Series and the net income attributable to the Interests of any Series and the declaration and payment of distributions on the Interests of any Series, as they may deem necessary or desirable, provided, however, that any distribution made with respect to an Interest in a Series shall not exceed the Book Capital Account of the Holder in such Series.

            Section 8.4. Redemptions and Repurchases. The Trust shall purchase such Interests as are offered by any Holder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust redeem such Interests or in accordance with such procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, in accordance with the By-Laws, the applicable provisions of the 1940 Act or as further provided by resolution of the Trustees, and an appropriate adjustment shall be made to such Holder's Book Capital Account. Payment for said Interests shall be made by the Trust to the Holder within seven days after the date on which the request for redemption is received in proper form. The obligation set forth in this Section 8.4 is subject to the provision that in the event that any time the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays, or if permitted by the Rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees.

            The redemption price may in any case or cases be paid in cash or wholly or partly in kind in accordance with Rule l8f-1 under the 1940 Act if the Trustees determine that such payment is advisable in the interest of the remaining Holders of the Series of which the Interests are being redeemed. Subject to the foregoing, the selection and quantity of securities or other property so paid or delivered as all or part of the redemption price shall be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

            Section 8.5. Redemptions at the Option of the Trust. The Trust shall have the right, at its option, upon sixty (60) days notice to the affected Holder at any time to redeem Interests of such Holder at the net asset value thereof as described in Section 8.4 herein or as further provided by resolution of Trustees: (i) if at such time such Holder owns Interests of any Series having an aggregate net asset value of less than a minimum value determined from time to time by the Trustees; or (ii) to the extent that such Holder owns Interests of a Series equal to or in excess of a maximum percentage of the outstanding Interests of such Series determined from time to time by the Trustees; or (iii) to the extent that such Holder owns Interests equal to or in excess of a maximum percentage, determined from time to time by the Trustees, of the outstanding Interests of the Trust.

            The Trustees may also, at their option, call for the redemption of Interests of any Holder or may refuse to transfer or issue Interests to any Person to the extent that the same is necessary to comply with applicable law or advisable to further the purpose for which the Trust was established to the extent permitted by law, the Trustees may retain the proceeds of any redemption of Interests required by them for payments of amounts due and owing by a Holder of the Trust or any Series.

            Section 8.6. Transfer of Interests. Except to the extent that the Trustees have provided by resolution that the Interests of a Series are non-transferrable, the Trust shall transfer Interests held of record by any Person to any other Person upon receipt by the Trust or a Person designated by the Trust of a written request therefore in such form and pursuant to such procedures as may be approved by the Trustees.

                                   ARTICLE IX

                             LIMITATION OF LIABILITY

            Section 9.1. Indemnification and Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, and, subject to the provisions of the Bylaws, the Trust out of its assets may indemnify and hold harmless each and every Trustee and officer of the Trust from and against any and all claims, demands, costs, losses, expenses, and damages whatsoever arising out of or related to such Trustee's performance of his or her duties as a Trustee or officer of the Trust; provided that nothing herein contained shall indemnify, hold harmless or protect any Trustee or officer from or against any liability to the Trust or any Holder to which he or she would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

            Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

            Section 9.2. Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers hereunder shall be binding upon everyone interested in or dealing with the Trust. A Trustee shall be liable to the Trust and to any Holder solely for his or her own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

            Section 9.3. Liability of Third Persons Dealing with Trustees. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

            Section 9.4. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.

                                   ARTICLE X

                             TERMINATION AND MERGER

            Section 10.1. Termination of Trust or Series.


                        (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees upon sixty (60) days prior written notice to the Holders. Any Series may be terminated at any time by the Trustees upon sixty (60) days prior written notice to the Holders of that Series.

                        (b) Upon termination of the Trust (or any Series, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities held, severally, with respect to each Series (or the applicable Series, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets held, severally, with respect to each Series (or the applicable Series, as the case may be), to distributable form in cash or Interests or other securities, and any combination thereof, and distribute the proceeds held with respect to each Series (or the applicable Series, as the case may be), to the Holders of Interests of such Series, in accordance with the positive Book Capital Account balances of the Holders.

            Section 10.2. Merger and Consolidation. The Trustees may cause (i) the Trust or one or more of its Series to the extent consistent with applicable law to be merged into or consolidated with another Trust, Series or Person, (ii) the Interests of the Trust or any Series to be converted into beneficial interests in another business trust (or Series thereof), (iii) the Interests to be exchanged for assets or property under or pursuant to any state or federal statute to the extent permitted by law or (iv) a sale of assets of the Trust or one or more of its Series. Such merger or consolidation, Interest conversion, Interest exchange or sale of assets must be authorized by vote as provided in
Article VII herein; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, Interest exchange, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Interests of the Trust or any Series into beneficial interests in such separate business trust or trusts (or Series thereof).

                                   ARTICLE XI

                                  MISCELLANEOUS

            Section 11.1. Amendments. The Trustees may amend this Declaration of Trust by making an amendment to this Agreement or to Schedule A hereto, an agreement supplemental hereto, or by amending and restating the trust instrument. Any such amendment having been approved by a majority of the Trustees then holding office shall become effective unless otherwise provided by such Trustees upon execution by a duly authorized officer of the Trust. The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

            Section 11.2. Filing of Copies. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Holder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments.

            Section 11.3. References and Headings. In this instrument and in any such restatements and/or amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.

            Section 11.4. Applicable Law. This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the Delaware Act. The Trust shall be a Delaware business trust pursuant to such act, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a business trust.

            Section 11.5. Provisions in Conflict with Law or Regulations.

                  11.5.1. The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

                  11.5.2. If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

            Section 11.6. Business Trust Only. It is the intention of the Trustees to create a business trust pursuant to the Act, and thereby to create only the relationship of trustee and beneficial owners within the meaning of such Act between the Trustees and each Holder. Except that each Series is intended to be classified as a partnership for federal and state income tax purposes, it is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, joint venture, or any form of legal relationship other than a business trust pursuant to such Act, and nothing in this Declaration of Trust shall be construed to make the Holders, either by themselves or with the Trustees, partners or members of a joint stock association.

            Section 11.7. Counterparts. This instrument may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed a single document.


                            [Signature Page Follows]

            IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Declaration of Trust of WT Investment Trust I as of March 15, 2002.

                                                /s/ Robert H. Arnold
                                                --------------------------------
                                                Robert H. Arnold

                                                /s/ Eric Brucker
                                                --------------------------------
                                                Eric Brucker

                                                /s/ Robert J. Christian
                                                --------------------------------
                                                Robert J. Christian

                                                /s/ Nicholas A. Giordano
                                                --------------------------------
                                                Nicholas A. Giordano

                                                /s/ Louis Klein, Jr.
                                                --------------------------------
                                                Louis Klein, Jr.

                                                /s/ Clement C. Moore, II
                                                --------------------------------
                                                Clement C. Moore, II

                                                /s/ John J. Quindlen
                                                --------------------------------
                                                John J. Quindlen

                                                /s/ William P. Richards
                                                --------------------------------
                                                William P. Richards

                                                /s/ Mark A. Sargent
                                                --------------------------------
                                                Mark A. Sargent

                                   SCHEDULE A

                               Schedule of Series

Balanced Series
Large Cap Value Series
Mid Cap Value Series
Mid Cap Series
Science and Technology Series
Socially Responsible Series
Intermediate Bond Series
International Multi-Manger Series
Large Cap Core Series
Large Cap Growth Series
Municipal Bond Series
Premier Money Market Series
Prime Money Market Series
Short/Intermediate Bond Series
Small Cap Core Series
Small Cap Growth Series
Small Cap Value Series
Tax-Exempt Series
U.S. Government Series
WT Balanced Series
WT Large Cap Growth Series